SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2012

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 23, 2012, CenterState Banks, Inc. (the “Company”) furnished a Current Report on Form 8-K (the “Report”) to report that the Company’s wholly owned subsidiary, CenterState Bank of Florida, N.A. (“CenterState”), had acquired substantially all the assets and assumed substantially all the deposits of Central Florida State Bank in Belleview, Florida(“Central FL”) through a purchase and assumption agreement, including loss-sharing (the “P&A Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) dated as January 20, 2012. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization by the FDIC and CenterState. The purchase of Central FL’s assets and the assumption of its liabilities was effective on January 20, 2012.

This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged. The Company does not anticipate it will further amend the Report and this Amendment at a later date.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the Central FL acquisition and the final determination of the assets and liabilities acquired and their respective valuations. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Business - Note about Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 1.01.	Entry Into a Material Definitive Agreement

Effective January 20, 2012, CenterState assumed all deposits and certain other liabilities and acquired substantially all the assets of Central FL from the FDIC, as receiver for Central FL (the “Acquisition”), pursuant to the P&A Agreement.

Under the terms of the P&A Agreement, CenterState acquired approximately $67.9 million in assets, including approximately $48.1 million in loans, $3.9 million of other repossessed real estate owned (“OREO”), approximately $1.9 million of marketable securities, approximately $13.4 million of cash and cash equivalents and approximately $0.6 million of other assets. CenterState also assumed approximately $65.3 million in liabilities, including approximately $65.0 in customer deposits, and $0.3 million in other liabilities. CenterState did not pay the FDIC a premium to assume the deposits, and the assets were acquired at a discount to Central FL’s historical book value as of January 20, 2012.

Central FL has four branch banking locations each of which are within two miles of an existing CenterState branch. The Company expects significant branch overlap efficiencies. The transaction is expected to be between $0.025 and $0.03 per share accretive to earnings and neutral to tangible book value, with an IRR in the range of 25%.

The P&A Agreement provides that the FDIC will indemnify CenterState against certain claims, including claims with respect to liabilities of Central FL not assumed or otherwise purchased by CenterState, claims made by shareholders of Central FL, and claims based on any prior action or inaction by Central FL directors, officers and other employees.

In connection with the Acquisition, CenterState entered into loss sharing agreements with the FDIC. The loss sharing agreements provide that the FDIC is obligated to reimburse CenterState for 80% of losses with respect to substantially all of the single family residential loans, commercial loans and OREO. In addition, on March 6, 2022, CenterState has agreed to pay the FDIC certain potential amounts as calculated in accordance with the True Up provisions included in the P&A Agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this item 2.01.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit 2.1 Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Central Florida State Bank, Belleview, Florida, the Federal Deposit Insurance Corporation, and CenterState Bank of Florida, N.A., Winter Haven, Florida, dated as of January 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date: January 25, 2012

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